UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2009
THE TIMBERLAND COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-9548	02-0312554

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Domain Drive, Stratham, NH	03885

(Address of principal executive offices)	(Zip Code)
(603) 772-9500

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On September 17, 2009, The Timberland Company (the “Company”) previously announced that John D. Crimmins, III, formerly Vice President and Chief Financial Officer of the Company, would leave the Company effective September 30, 2009. On September 30, 2009, Mr. Crimmins and the Company entered into a separation agreement. In addition to amounts due to Mr. Crimmins under his existing arrangements with the Company, the separation agreement provides for (i) salary continuation, payable in accordance with the Company’s usual payroll practices, at Mr. Crimmins’ current base salary rate for a period of 48 weeks (less applicable withholdings) (after January 1, 2010, Mr. Crimmins may elect to receive the remaining payments in a lump sum), and (ii) a one-time separation payment of $217,462 (less applicable withholdings).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY
Date: October 6, 2009	By:	/s/ Jeffrey B. Swartz
		Name:	Jeffrey B. Swartz
		Title:	President and Chief Executive Officer